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                                                                     Exhibit 5.1


                                        December 18, 2003


Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington  98021

     Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), for the purpose of registering (i) shares (the "Shares") of the common stock, par value $0.006 per share, of the Company (the "Common Stock"); and (ii) warrants (the "Warrants") to purchase shares of Common Stock.

     We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Shares, when (a) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Shares; and (b) certificates evidencing such Shares have been duly executed by a duly authorized officer of the Company, countersigned (if applicable) by an authorized officer of the transfer agent and registrar for the Common Stock, registered by such transfer agent and registrar, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received has a value not less than the par value of such Shares and that a sufficient number of shares of Common Stock are authorized and available for issuance), all in accordance with such corporate action, the issuance and sale of the Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

2. With respect to the Warrants and the shares of Common Stock (the "Warrant Shares") issued upon exercise thereof, when (a) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Warrants and the Warrant Shares, and to authorize and approve the form, terms, execution and delivery of certificates evidencing such Warrants and a related agreement (the "Warrant Agreement"), if any; (b) the Warrant Agreement, if any, has been duly executed and delivered by a duly authorized officer of the Company and the warrant agent thereunder, if any; (c) certificates evidencing such Warrants (in such form and with such terms) have been duly executed and attested by a duly authorized officer of the Company, authenticated by such warrant agent, if any, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company; and (d) appropriate corporate action has been taken by the Company to reserve the Warrant Shares for issuance upon exercise of such Warrants upon payment of the exercise price therefor as determined by appropriate corporate action (assuming that the consideration so received has a value not less than the par value of such Warrant Shares and that a sufficient number of shares of Common Stock are authorized and available for issuance), all in accordance with any applicable Warrant Agreement and such corporate action, the issuance and sale of the Warrants and upon exercise thereof, the Warrant Shares, will have been duly authorized, and such Warrants and Warrant Shares will be validly issued, fully paid and nonassessable.

     We do not express any opinion with respect to any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof which are in effect.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                   Very truly yours,



                                   /s/ Kramer Levin Naftalis & Frankel LLP